Exhibit 99.1

Contacts:
Investors:
Ron Parham
Sr. Director of Investor Relations
& Corporate Communications
Columbia Sportswear Company
(503) 985-4584
rparham@columbia.com

Media:
Scott Trepanier
Columbia Sportswear Public Relations
(503) 985-4183
strepanier@columbia.com

COLUMBIA SPORTSWEAR COMPANY COMPLETES ACQUISITION OF
PRANA LIFESTYLE APPAREL BRAND

Highlights:
•	PrAna is a rapidly growing lifestyle apparel brand that complements Columbia’s portfolio of authentic, active outdoor brands.
•	PrAna’s sales grew at a compound annual growth rate of more than 30 percent between 2010 and 2013, and are on pace to surpass $100 million in 2014 and generate low double-digit operating margin.
•	Purchase price of $190 million, subject to customary post-close working capital adjustments, equates to approximately 13 times prAna’s projected 2014 EBITDA.
•	Acquisition expected to be accretive in first full fiscal year (2015).
•	Existing prAna management team to remain and drive continued growth rooted in prAna’s core brand values of healthy, mindful living and sustainability.

PORTLAND, Ore. — June 2, 2014 — Columbia Sportswear Company (NASDAQ: COLM), a leading innovator in the global outdoor apparel, footwear, accessories and equipment industries, today announced that at midnight, May 30, 2014 it successfully completed its previously announced acquisition of prAna Living LLC for a purchase price of $190 million in cash, subject to customary post-close working capital adjustments. PrAna will join Columbia’s portfolio of authentic, active outdoor brands, which include Columbia, Mountain Hardwear, Sorel and Montrail.

PrAna will remain headquartered in Carlsbad, California as a wholly owned subsidiary of Columbia Sportswear Company and will continue to be led by current CEO Scott Kerslake, who will report directly to Columbia president and CEO Tim Boyle.
“We are very excited to officially welcome prAna to Columbia’s brand portfolio,” said Tim Boyle, Columbia’s president and chief executive officer. “PrAna will be a great complement to our existing brands. PrAna fits Columbia’s strategic priorities to expand into categories that appeal to complementary consumer segments, reduce our dependence on cold-weather products, and leverage Columbia’s global operational platforms to expand across key geographic markets.

“With this important transaction now complete, we look forward to providing growth-driving resources to CEO Scott Kerslake and the entire prAna team as they pursue prAna’s significant global brand potential.”

“We are thrilled to officially join Columbia’s family of distinct active and outdoor brands,” said prAna’s chief executive officer, Scott Kerslake. “Since prAna’s founding in 1993, our team has been committed to inspiring healthy, active, free-spirited lifestyles rooted in yoga, rock-climbing and fitness, by designing stylish, functional, active apparel made in an environmentally sustainable way. With Columbia’s financial strength, operational expertise, and global market platform, we will now be able to reach a much broader audience of socially conscious consumers worldwide.”

PrAna sales grew at a compound annual growth rate of more than 30 percent between 2010 and 2013, and are on pace to surpass $100 million in 2014 and generate low double-digit operating margin. PrAna’s products are currently sold through approximately 1,400 select specialty and online retailers across North America, as well as company-owned direct-to-consumer channels that include 5 U.S. retail stores, a U.S. ecommerce site and direct-mail catalogs. North America currently accounts for approximately 95 percent of prAna’s annual sales, suggesting a substantial opportunity to expand by leveraging Columbia’s existing distribution platforms in over 90 countries outside of North America.

Columbia funded the purchase from available cash. In 2014, Columbia expects to recognize incremental prAna net sales of approximately $55 million, which is expected to contribute low double-digit operating margin to Columbia’s consolidated 2014 results, excluding the effect of approximately $4 million in one-time transaction fees, and approximately $9 million in amortization of certain acquired assets and other integration costs. In 2015, Columbia expects prAna’s annual sales to increase at a double-digit rate over 2014 and operating margin to be in the low-teens, excluding anticipated purchase accounting amortization and other integration costs of approximately $5 million, resulting in accretion to Columbia’s consolidated earnings in 2015.

J.P. Morgan Securities LLC served as exclusive financial advisor to Columbia Sportswear Company in the transaction and Wachtell, Lipton, Rosen & Katz served as the company’s legal advisor.

About Columbia Sportswear
Columbia Sportswear Company is a leading innovator in the global outdoor apparel, footwear, accessories and equipment industry. Founded in 1938 in Portland, Oregon, our products are sold in approximately 100 countries and have earned an international reputation for innovation, quality and performance. Our products feature innovative technologies and designs that protect outdoor enthusiasts from the elements, increase comfort, and make outdoor activities more enjoyable. In addition to the Columbia® brand, Columbia Sportswear Company also owns the outdoor brands Mountain Hardwear®, Sorel®, Montrail® and OutDry®. To learn more, please visit the company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, www.montrail.com and www.outdry.com.

About prAna
PrAna is a lifestyle apparel brand that draws its name from the ancient Sanskrit word for breath, life and vitality of the spirit. The prAna team creates mindfully-designed, purposeful and stylish clothing for free spirited people to pursue their passions from the mountains to the beach. Since its founding in 1993, prAna has been committed to sustainable practices in both its operations and supply chain, working to reduce its impact on soils, water supplies and other natural resources while promoting conservation. PrAna is also conscious of its impact on communities and has worked to include a growing number of fair trade styles every year. It is the first apparel company in North America to offer Fair Trade USA certified products and accessories. PrAna is sold in five flagship stores, online at prana.com, and in 1,400 specialty retailers across the US, Canada, Europe and Asia. To learn more visit www.prana.com.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected growth of the prAna brand’s sales and profits; prAna’s expected EBITDA margin; the ability to expand prAna’s sales into key global markets; the effect of the acquisition on Columbia Sportswear Company’s consolidated sales, operating margin and earnings; and the level of operational synergies. In addition, words such as "estimates," "anticipates," "believes," "forecasts," "plans," "predicts," "projects," "is likely," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the ability to realize the forecasted benefits of the prAna acquisition on a timely basis or at all; the ability to combine Columbia’s business operations with prAna’s successfully or in a timely and cost-efficient manner; the degree of business disruption to Columbia and/or to prAna that may result from the acquisition and related integration efforts; loss of key customer accounts; the ability to successfully develop prAna’s brand and business globally; changes in duty structures in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences or spending patterns; cancellation of orders for future delivery, changes in planned customer demand, re-orders or at-once orders; the availability and pricing of raw materials and manufacturing capacity; reliance on foreign sourcing; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries, and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. The company cautions that forward-looking statements are inherently less reliable than historical information.  The company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations.  New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.